EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MICROTEK MEDICAL RECEIVES EARLY TERMINATION OF HART-SCOTT-RODINO ACT WAITING PERIOD FOR ITS PROPOSED ACQUISITION BY ECOLAB

ALPHARETTA, GA, September 13, 2007 – Microtek Medical Holdings, Inc. (NASDAQ: MTMD) announced today that it has received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with Ecolab Inc.’s pending acquisition of Microtek Medical Holdings, Inc. The Boards of Directors for both companies have unanimously approved the transaction, which is expected to close during the fourth quarter of 2007.

About Microtek Medical:
Microtek Medical is a leading manufacturer and supplier of innovative product solutions for patient care, occupational safety and management of infectious and hazardous waste for the healthcare industry. Headquartered near Atlanta, Georgia, the Company offers an extensive line of infection control, fluid control and safety products, such as disposable equipment and patient drapes, which are marketed to healthcare professionals through multiple channels, including direct sales, original equipment manufacturers (“OEM’s”) and private label arrangements.  Microtek Medical’s goal is to provide healthcare professionals with innovative product solutions that encompass a high-level of patient care and prevention of cross infection in operating rooms and ambulatory surgical centers worldwide.  For further information, visit www.microtekmed.com.

About Ecolab Inc:
With sales of $5 billion and more than 13,000 sales-and-service associates, Ecolab Inc. (NYSE: ECL) is the global leader in cleaning, sanitizing, food safety and infection prevention products and services. Ecolab delivers comprehensive programs and services to the foodservice, food and beverage processing, healthcare, and hospitality markets in more than 160 countries. More news and information is available at www.ecolab.com.

Important Information:
The definitive proxy statement that Microtek Medical plans to file with the Securities and Exchange Commission and mail to its shareholders will contain information about Microtek Medical, the proposed merger and related matters.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER.  In addition to receiving the proxy statement from Microtek Medical by mail, shareholders will be able to obtain the proxy statement, as well as other filings containing information about Microtek Medical, without charge, from the Securities and Exchange Commission’s website (www.sec.gov) or, without charge, from Microtek Medical at www.microtekmed.com.  This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Microtek Medical.

Microtek and its directors and officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction. Information regarding Microtek’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the definitive proxy statement relating to the proposed transaction, when it becomes available.

Actual Results Could Differ From Forward-Looking Statements:  This Press Release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements regarding the completion and anticipated timing of the acquisition transaction.  Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ from those referred to in such statements. These risks include, without limitation, the failure to satisfy the conditions to completion of the acquisition transaction and the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. The Company does not undertake to update its forward-looking statements to reflect future events or circumstances.

For More Information, Please Call (800) 476-5973
Dan R. Lee, President & CEO
Jerry Wilson, CFO
John Mills, Investor Relations                                                                InvestorRelations@microtekmed.com